SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)   May 1, 2007

OPTIONABLE, INC.
(Exact name of Registrant as specified in its charter)
Delaware	000-51837	52-2219407
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

465 Columbus Avenue, Suite 280, Valhalla, NY 10595
(Address of principal executive offices) (Zip Code)

(914) 773-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 1, 2007, Optionable, Inc. issued a press release announcing its results of operations for the interim period ended March 31, 2007. A copy of the press release is attached as Exhibit 99 to this report. This information (including Exhibit 99) is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any registration statements or other documents filed under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2007, Mark Nordlicht resigned as a member of the Company’s Board of Directors. His resignation did not arise from any disagreement with the Company on any matter relating to the Company’s operations policies or practices.

Also on such date, Albert Helmig was elected as the Chairman of the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99	Press release issued by Optionable, Inc. on May 1, 2007.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTIONABLE, INC.

Date: May 2, 2007	By:	/s/ Marc-Andre Boisseau

Marc-Andre Boisseau Chief Financial Officer